SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 5, 2012
Date of Report (Date of earliest event reported)

FBR & CO.
 (Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

                                                       001-33518                                                           20-5164223
                                                     (Commission File Number)                                 (IRS Employer Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209
 (Address of Principal Executive Office) (Zip Code)

(703) 312-9500
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
  (a)           The Annual Meeting of Shareholders of FBR & Co. was held on June 5, 2012.
  (b)           The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1.           Proposal 1   Shareholders elected the eight director nominees named in the Proxy Statement:

Nominee	Votes in Favor	Votes Withheld	Broker Non-votes
Reena Aggarwal	40,482,769	382,216	8,740,971
Richard J. Hendrix	40,134,849	730,136	8,740,971
Thomas J. Hynes, Jr.	40,322,686	542,299	8,740,971
Adam J. Klein	40,088,625	776,360	8,740,971
Richard A. Kraemer	40,341,647	523,338	8,740,971
Ralph S. Michael, III	40,414,673	450,312	8,740,971
Thomas S. Murphy Jr.	33,814,422	7,050,563	8,740,971
Arthur J. Reimers	40,322,602	542,383	8,740,971

2.           Shareholders approved an amendment to the Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of common stock of the company at a reverse stock split ratio of 1-for-4, 1-for-8, or some ratio between those two ratios, as may be selected by the Board of Directors within 12 months of the date of the annual meeting.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
34,827,750	14,712,635	5,375	60,196

3.           Shareholders approved a non-binding Advisory Vote on the compensation of the company’s named executive officers.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
40,203,818	658,778	2,389	8,740,971

4.           Shareholders ratified the appointment of PricewaterhouseCoopers LLC as the Company’s Independent auditors for 2012.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
49,525,826	78,696	1,434	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.
Date: June 5, 2012	By:	/s/ Bradley J. Wright Bradley J. Wright Executive Vice President and Chief Financial Officer